As filed with the Securities and Exchange Commission on August 19, 1998 Registration Number 333-

                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549


                                     FORM S-8
                               REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933

                          CALIFORNIA MICRO DEVICES CORPORATION
                          ------------------------------------
                   (Exact name of Registrant as specified in its charter)

         California                                    94-2672609
         ----------                                    ----------
      (State or other                           (IRS Employer incorporation
 jurisdiction organization)                           Identification No.)


                  215 Topaz Street, Milpitas, California  95035-5430
                  --------------------------------------------------
    (Address, including Zip Code, of Registrant's Principal Executive Offices)

-------------------------------------------------------------------------------
                1995 STOCK OPTION PLAN - AMENDED AS OF JULY 26, 1996;
                        JULY 18, 1997 AND AUGUST 7, 1998
                                      and
           1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN - AMENDED AS OF
                   JULY 26, 1996; JULY 18, 1997 AND AUGUST 7, 1998
                                      and
                 1995 EMPLOYEE STOCK PURCHASE PLAN AMENDED AS OF
                        JULY 18, 1997 AND AUGUST 7, 1998
-------------------------------------------------------------------------------

                                 Scott Hover-Smoot
                           Secretary and General Counsel
                        California Micro Devices Corporation
215 Topaz Street, Milpitas, California 95035-5430        PHONE (408) 263-3214
-------------------------------------------------------------------------------
(Name, address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)


                                     Copies to:
                             Richard A. Boehmer, Esquire
                               O'MELVENY & MYERS LLP
                               400 South Hope Street
                             Los Angeles, CA 90071-2899
                                  (213) 430-6643

-------------------------------------------------------------------------------
                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
Title Of                         Proposed          Proposed
Securities        Amount         Maximum           Maximum         Amount Of
To Be             To Be       Offering Price      Aggregate       Registration
Registered      Registered     Per Share(4)     Offering Price        Fee
-------------------------------------------------------------------------------
Common Stock    275,000(1)        $3.00           $773,438(4)        $267
Common Stock     60,000(2)        $3.00           $168,750(4)        $ 58
Common Stock    160,000(3)        $3.00           $450,000(4)        $155
-------------------------------------------------------------------------------
(1)     Constitutes 275,000 additional shares of Common Stock issuable under
the Company's 1995 Stock Option Plan.   2,370,000 shares of Common Stock
issuable under the Company's 1995 Stock Option Plan were previously registered on a Registration Statement on Form S-8, filed January 27, 1998, Registration No. 333 -44959; Registration Statement on Form S-8, filed August 15, 1996, Registration No. 33 - 10257 and a Registration Statement on Form S-8 filed August 17, 1995, Registration No. 33-61907.

(2)     Constitutes 60,000 additional shares of Common Stock issuable under the
Company's 1995 Non-Employee Directors' Stock Option Plan.   220,000 shares of
Common Stock issuable under the Company's 1995 Non-Employee Directors' Stock Option Plan were previously registered on a Registration Statement on Form S-8, filed January 27, 1998, Registration No. 333-44959; Registration Statement on Form S-8, filed August 15, 1996, Registration No. 33 - 10257 and a Registration Statement on Form S-8 filed August 17, 1995, Registration No. 33-61907.

(3)     Constitutes 160,000 additional shares of Common Stock issuable under
the Company's 1995 Employee Stock Purchase Plan.   300,000 shares of Common
Stock issuable under the Company's 1995 Employee Stock Purchase Plan were previously registered on a Registration Statement on Form S-8, filed January 27, 1998, Registration No. 333-44959; and Registration Statement on Form S-8, filed August 17, 1995, Registration No. 33-61907.

(4) Pursuant to Rule 457(c), based upon the average of the high and low sales price of a share of the Registrant's Common Stock reported on the Nasdaq National Market on August 17, 1998.

                                    PART II

                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INFORMATION INCORPORATED BY REFERENCE
            -------------------------------------
There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

(a)     Annual Report on Form 10-K for the year ended March 31, 1998;

(b)     Quarterly reports on Form 10-Q for the quarter ended June 30, 1998; and

(c) Registration Statement on Form S-8 pursuant to the Securities Act of 1933, filed August 17, 1995, Registration No. 33-61907; Registration Statement on Form S-8 pursuant to the Securities Act of 1933, filed August 15, 1996, Registration No. 33-10257; and Registration Statement on Form S-8 pursuant to the Securities Act of 1933, filed January 26, 1998, Registration No. 333-44959.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


Item 5.     INTERESTS OF NAME EXPERTS AND COUNSEL
            -------------------------------------
Certain legal matters with respect to the shares will be passed upon by Scott Hover-Smoot, the Company's in-house counsel. As of the date of this filing, the Mr. Hover-Smoot beneficially owns 65,000 option shares of Registrant's Common Stock.


Item 6.     INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article V of Registrant's Articles of Incorporation and an amendment to Registrant's Bylaws effective January 21, 1987 provide for indemnification of Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code.

Item 8.          EXHIBITS
                 --------
Exhibit
Number          Description
------          -----------
4.1             1995 Stock Option Plan - Amended As Of July 26, 1996, July 18,
                1997, and August 7, 1998.

4.2 1995 Non-Employee Directors' Stock Option Plan - Amended As Of July 26, 1996, July 18, 1997, and August 7, 1998.

4.3 1995 Employee Stock Purchase Plan - Amended As Of July 18, 1997 and August 7, 1998.

5.1 Opinion of Scott Hover-Smoot as to legality of securities being registered.

23.1            Consent of Independent Auditors.

23.2            Consent of Scott Hover-Smoot.

24.             Powers of Attorney.

Item 9.     UNDERTAKINGS
            ------------
(a)     The undersigned Registrant hereby undertakes:
        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (The "Securities Act");
               (ii)     To reflect in the prospectus any facts or events arising
                after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
              (iii)     To include any material information with respect to the
                plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(i) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions described in Item 6 above, or otherwise, Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milpitas, California, on August 18, 1998.

                              CALIFORNIA MICRO DEVICES CORPORATION

                              By:     /s/ John E. Trewin
                                      ------------------------------------------
                                      John E. Trewin
                                      Vice President and Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below and on August 14, 1998.

/s/ Jeffrey C. Kalb                     /s/ John E. Trewin
----------------------------------     -----------------------------------------
Jeffrey C. Kalb, (Director,             John E. Trewin (Vice President,
President, Chief Executive Officer      Chief Financial Officer and Chief
Principal Executive Officer             Chief Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below and on August 10, 1998.

*/s/ Wade Meyercord                              */s/ Stuart Schube
--------------------------                       ----------------------------
 Wade Meyercord (Chairman)                       Stuart Schube (Director)

*/s/ Angel Jordan                                */s/ John Sprague
-----------------------------                    ----------------------------
 Angel Jordan (Director)                         John Sprague (Director)

*/s/ J. Daniel McCranie                         */s/ Donald Waite
------------------------------                  ----------------------------
 J. Daniel McCranie (Director)                  Donald Waite (Director)

*By: /s/ John E. Trewin
     ----------------------------
      John E. Trewin
      Attorney-in-fact

                                INDEX TO EXHIBITS


Exhibit
Number          Description
---------       -----------
4.1             1995 Stock Option Plan - Amended As Of July 26, 1996,
                July 18, 1997 and August 7, 1998.

4.2 1995 Non-Employee Directors' Stock Option Plan - Amended As Of July 26, 1996, July 18, 1997 and August 7, 1998.

4.3 1995 Employee Stock Purchase Plan - Amended As Of July 18, 1997 and August 7, 1998.

5.1 Opinion of Scott Hover-Smoot as to legality of securities being registered.

23.1            Consent of Ernst & Young LLP.

23.2            Consent of Scott Hover-Smoot

24              Powers of Attorney.

                                   EXHIBIT 5.1

  Opinion Of Scott Hover-Smoot As To Legality Of Securities Being Registered
  --------------------------------------------------------------------------

                                             August 13, 1998



California Micro Devices Corporation
215 Topaz Street
Milpitas, California  95035-5430

Gentlemen:

     I have examined the Registration Statement on Form S-8 to be filed by California Micro Devices Corporation (the "Company") with the Securities and Exchange Commission on or about August 18, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 495,000 shares (the "Shares") of the Company's Common Stock reserved for issuance under the 1995 Stock Option Plan, the 1995 Non-Employee Directors' Stock Option Plan, and the 1995 Employee Stock Purchase Plan (collectively, the "Plans"). As your legal counsel, I have examined the proceedings taken and am familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the Shares.

     It is my opinion that the Shares, when issued and sold in the manner referred to in the Plans will be legally and validly issued, fully paid and nonassessable.

     I consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of my name wherever appearing in said Registration Statement and amendments thereto.


                                             Very truly yours,


                                             /s/ Scott Hover-Smoot
                                             -----------------------------
                                             Scott Hover-Smoot
                                             Secretary and General Counsel

                                   EXHIBIT 23.1


                     Consent of Ernst & Young LLP, INDEPENDENT AUDITORS
                     --------------------------------------------------


                     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to (a) the 1995 Stock Option Plan - Amended as of July 26, 1996, July 18, 1997 and August 7, 1998, (b) the 1995 Non-Employee
Directors' Stock Option Plan - Amended as of July 26, 1996, July 18, 1997 and August 7 1998, and (c) the 1995 Employee Stock Purchase Plan - Amended as of July 18, 1997 and August 7, 1998 of California Micro Devices Corporation of our report dated April 29, 1998, with respect to the financial statements and schedule of California Micro Devices Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.




San Jose, California
August 13, 1998

                                   EXHIBIT 23.2


                           Consent of Scott Hover-Smoot




I consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to (a) the 1995 Stock Option Plan - Amended as of July 26, 1996, July 18, 1997 and August 7, 1998, (b) the 1995 Non-Employee Directors' Stock Option Plan - Amended as of July 26, 1996, July 18, 1997 and August 7 1998, and (c) the 1995 Employee Stock Purchase Plan - Amended as of July 18, 1997 and August 7, 1998 of California Micro Devices Corporation of our report dated April 29, 1998, with respect to the financial statements and schedule of California Micro Devices Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.




San Jose, California
August 13, 1998

                                 EXHIBIT 4.1

                  1995 Stock Option Plan - Amended As Of July 26, 1996,
                          July 18, 1997 And August 7, 1998


                              CALIFORNIA MICRO DEVICES CORPORATION
                                 1995 STOCK OPTION PLAN
                                 ----------------------
               AMENDED AS OF JULY 26, 1996, JULY 18, 1997 AND AUGUST 7, 1998
               -------------------------------------------------------------

1.      PURPOSE.
        --------
      The purpose of the CALIFORNIA MICRO DEVICES CORPORATION 1995 Stock Option Plan (the "Plan") is to advance the interests of the Corporation and its shareholders by providing a means by which the Corporation and its Subsidiaries shall be able to attract and retain qualified employees and consultants.

2.      DEFINITIONS.
        ------------
      (a) "Affiliate" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations that includes the Corporation if each of such corporations, other than the last corporation in the chain, owns at least 50% of the total voting power of one of the other corporations.

      (b) "Affiliated Group" shall mean an affiliated group of corporations, as defined in Code Section 1504, which includes the Corporation.

      (c)     "Board" shall mean the Board of Directors of the Corporation.

      (d)     "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (e) "Committee" shall mean the committee appointed by the Board, in accordance with Section 3(a) hereof, to administer the Plan.

      (f) "Common Stock" shall mean the voting common stock of the Corporation.

      (g) "Consultant" shall mean any person who, or any employee of any firm which, is engaged by the Company or any Affiliate to render consulting services.

      (h) "Corporation" shall mean CALIFORNIA MICRO DEVICES CORPORATION, a California corporation.

      (i)     "Effective Date" shall mean February 10, 1995.

      (j) "Employee" shall mean any individual who is employed, within the meaning of Section 3401 of the Code and the regulations thereunder, by the Corporation or by any Affiliate. For purposes of the Plan and only for purposes of the Plan, and in regard to Nonstatutory Stock Options but not for Incentive Stock Options, a Consultant of the Corporation or any Affiliate shall be deemed to be an Employee, and service as a Consultant with the Corporation or any Affiliate shall be deemed to be employment, but no Incentive Stock Option shall be granted to a Consultant who is not an employee of the Corporation or any Affiliate within the meaning of Section 3401 of the Code and the regulations thereunder. In the case of a Consultant, the provisions governing when a termination of employment has occurred for purposes of the Plan shall be set forth in the written stock option agreement between the Optionee and the corporation, or, if not so set forth, the Committee shall have the discretion to determine when a termination of "employment" has occurred for purposes of the Plan.
      (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      (l) "Exercise Price" shall mean the price per Share at which an Option may be exercised, as determined by the Committee and as specified in the Optionee's stock option agreement.

      (m) "Fair Market Value" shall mean the value of one Share of Common Stock, determined as follows: (i) if the Shares are traded on an exchange or on the NASDAQ National Market System, the reported "closing price" on the date of valuation or if no trading occurred on such date, the next preceding day on which trading occurred; (ii) if the Shares are traded over-the-counter on the NASDAQ System (other than on the NASDAQ National Market System), the mean between the bid and the ask prices on said System at the close of business on the date of valuation or if no trading occurred on such date, the next preceding day on which trading occurred; and (iii) if neither (i) nor (ii) applies, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

      (n) "Incentive Stock Option" shall mean an Option of the type described in Section 422(b) of the Code.

      (o) "Nonstatutory Stock Option" shall mean an Option of the type not described in Section 422(b) or 423(b) of the Code.

      (p) "Option" shall mean an option to purchase Common Stock granted pursuant to the Plan.

      (q) "Optionee" shall mean any person who holds an Option pursuant to the Plan.

      (r) "Outside Director" shall mean a non-employee member of the Board who (1) is not a current employee of any member of the Affiliated Group; (2) does not receive compensation for prior services (other than benefits under a tax-qualified retirement plan) from any member of the Affiliated Group during a taxable year in which he or she serves on the Committee; (3) has never been an officer of any member of the Affiliated Group; and (4) does not receive remuneration from any member of the Affiliated Group, either directly or indirectly, in any capacity other than as a director.

      (s) "Plan" shall mean this stock option plan as it may be amended from time to time.

      (t) "Purchase Price" shall mean at any particular time the Exercise Price times the number of Shares for which an Option is being exercised.

      (u)     "Share" shall mean one share of authorized Common Stock.

3.      ADMINISTRATION.
        --------------
(a)     The Committee.
        --------------
      The Plan shall be administered by a Committee of Outside Directors which shall consist of not less than two members, who during the one year prior to service as an administrator of the Plan, shall not have been granted or awarded equity securities pursuant to the Plan or any other plan of the Corporation or any of its Affiliates except as permitted under Rule 16b-3 under the Exchange Act. The Board may from time to time designate individuals as ineligible to participate in the Plan for a specified period in order to become eligible to be a member of the Committee.

(b)     Powers of the Committee.
        ------------------------
      Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion and on behalf of the Corporation:

            (i)     to grant Options;
            (ii) to determine the Exercise Price per Share of Options to be granted;
            (iii) to determine the Employees to whom, and the time or times at which, Options shall be granted and the number of Shares for which an Option will be exercisable;
           (iv)     to interpret the Plan;

            (v) to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of each Option granted and, with the consent of the holder thereof, modify or amend each Option;
           (vi) to accelerate or defer, with the consent of the Optionee, the exercise date of any Option; (vii) to authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Option previously granted by the Committee;
         (viii) with the consent of the Optionee, to reprice, cancel and regrant, or otherwise adjust the Exercise Price of an Option previously granted by the Committee; and
           (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

      (c)     Board's Determination of Fair Market Value.
              -------------------------------------------
             The Board shall have the authority to determine, upon review of relevant information, the Fair Market Value of the Common Stock, subject to the provisions of the Plan and irrespective of whether the Board has appointed a Committee to administer the Plan. The Board may delegate this authority to the Committee.

      (d)     Committee's Interpretation of the Plan.
              ---------------------------------------
            The interpretation and construction by the Committee of any provision of the Plan or of any Option granted hereunder shall be final and binding on all parties claiming an interest in an Option granted under the Plan.
No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

4.     PARTICIPATION.
       -------------
      (a)     Eligibility.
              ------------
            The Optionees shall be such persons as the Committee may select from among the Employees, provided that Consultants are not eligible to receive Incentive Stock Options. Notwithstanding anything to the contrary set forth herein, members of the Board are not eligible for grants of Options.

      (b)     Ten Percent Shareholders.
              ------------------------
              Any Employee who owns Stock possessing more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation or any Affiliate shall not be eligible to receive an Option unless:

              (i) the Exercise Price of the Shares subject to such Option when granted is at least 110% of the Fair Market Value of such Shares, and
             (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

      (c)     Stock Ownership.
              ----------------
              For purposes of Paragraph 4(b), in determining stock ownership, an Employee shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries, respectively. Stock with respect to which such Employee or any other person holds an option shall be disregarded.

      (d)     Outstanding Stock.
              ------------------
              For purposes of Section 4(b), the term "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the Option to the Optionee but shall not include any share for which an Option is exercisable by any person.

5.     STOCK.
       ------
      (a)     Shares Subject to This Plan.
              ----------------------------
              The aggregate number of Shares which may be issued upon exercise of Options under the Plan shall not exceed Two million Six Hundred Forty Five Thousand (2,645,000), subject to adjustment pursuant to Section 9 hereof.

      (b)     Options Not to Exceed Shares Available.
              ---------------------------------------
              The number of Shares for which an Option is exercisable at any time shall not exceed the number of Shares remaining available for issuance under the Plan. If any Option expires or is terminated, the number of Shares for which such Option was exercisable may be made exercisable pursuant to other Options under the Plan. The limitations established by this Section 5(b) shall be subject to adjustment in the manner provided in Section 9 hereof upon the occurrence of an event specified therein.

      (c)      Limitation on Grants.
            No person shall be granted in any one fiscal year options for more than 500,000 Shares.


6.     TERMS AND CONDITIONS OF OPTIONS.
       --------------------------------
      (a)      Stock Option Agreements.
            Options shall be evidenced by written stock option agreements between the Optionee and the Corporation in such form as the Committee shall from time to time determine. No Option or purported Option shall be a valid and binding obligation of the Corporation unless so evidenced in writing.

      (b)     Number of Shares.
              -----------------
             Each stock option agreement shall state the number of Shares for which the Option is exercisable and shall provide for the adjustment thereof in accordance with Section 9 hereof.

      (c)     Vesting.
              --------
            An Optionee may not exercise his or her Option for any Shares until the Option, in regard to such Shares, has vested. Each stock option agreement shall include a vesting schedule which shall show when the Option becomes exercisable. The vesting schedule shall not impose upon the Corporation or any Affiliate any obligation to retain the Optionee in its employ or under contract for any period or otherwise change the employment-at-will status of an Optionee who is an employee of the Corporation or any Affiliate.

      (d)     Lapse of Options.
              -----------------
              Each stock option agreement shall state the time or times when the Option covered thereby lapses and becomes unexercisable in part or in full. An Option shall lapse on the earliest of the following events (unless otherwise determined by the Committee and reflected in an option agreement):

            (i)       The tenth anniversary of the date of granting the Option;
            (ii)      The first anniversary of the Optionee's death;
            (iii) The first anniversary of the date the Optionee ceases to be an Employee due to total and permanent disability, within the meaning of Section 22(e)(3) of the Code;
            (iv) On the date provided in Section 6(h)(i), unless with respect to a Nonstatutory Stock Option, the Committee otherwise extends such period before the applicable expiration date;
            (v) On the date provided in Section 9 for a transaction described in such Section;
            (vi) The date the Optionee files or has filed against him or her a petition in bankruptcy; or
            (vii) The expiration date specified in an Optionee's stock option agreement.

      (e)     Exercise Price.
              ---------------
              Each stock option agreement shall state the Exercise Price for the Shares for which the Option is exercisable. Subject to Section 4(b), the Exercise Price of an Incentive Stock Option and a Nonstatutory Stock Option shall, when granted, be not less than 100% and 85% of the Fair
Market Value of the Shares for which the Option is exercisable, respectively, and not less than the par value of the Shares.

      (f)     Medium and Time of Payment.
              ---------------------------
              The Purchase Price shall be payable in full in cash upon the exercise of an Option but the Committee may allow the Optionee to pay the Purchase Price:

              (i) by surrendering Shares in good form for transfer, owned by the Optionee and having a Fair Market Value on the date of exercise equal to the Purchase Price;
             (ii) by delivery of a full recourse promissory note ("Note") made by the Optionee in the amount of the Purchase Price, bearing interest, compounded semiannually, at a rate not less than the rate determined under Section 7872 of the Code to insure that no "foregone interest", as defined in such section, will accrue, together with the delivery of a duly executed standard form security agreement securing the Note by a pledge of the Shares purchased; or
            (iii) in any combination of such consideration or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law
                      Code as long as the sum of the cash so paid, the Fair Market Value of the Shares so surrendered, and the amount of any Note equals the Purchase Price.

            The Committee or a stock option agreement may prescribe requirements with respect to the exercise of Options, including the submission by the Optionee of such forms and documents as the Committee may require and, the delivery by the Optionee of cash sufficient to satisfy applicable withholding requirements. The Committee may vary the exercise requirements and procedures from time to time to facilitate, for example, the broker-assisted exercise of Options.

      (g)     Nontransferability of Options.
              ------------------------------
              During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee's conservator or legal representative and shall not be assignable or transferable except pursuant to a qualified domestic relations order as defined by the Code. In the event of the Optionee's death, the Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution.

      (h)     Termination of Employment Other than by Death or Disability.
              ------------------------------------------------------------
              (i) If an Optionee ceases to be an Employee for any reason other than his or her death or disability, the Optionee shall have the right, subject to the provisions of this
                      Section 6, to exercise any Option held by the Optionee at any time within ninety (90) days after his or her termination of employment, but not beyond the otherwise applicable term of the Option and only to the extent that on such date of termination of employment the Optionee's right to exercise such Option had vested.
             (ii) For purposes of this Section 6(h), the employment relationship shall be treated as continuing intact while the Optionee is an active employee of the Corporation or any Affiliate, or is on military leave, sick leave, or other bona fide leave of absence to be determined in the sole discretion of the Committee. The preceding sentence notwithstanding, in the case of an Incentive Stock Option, employment shall be deemed to terminate on the date the Optionee ceases active employment with the Corporation or any Affiliate, unless the Optionee's reemployment rights are guaranteed by statute or contract.

      (i)     Death of Optionee.
              ------------------
              If an Optionee dies while an Employee, or after ceasing to be an Employee but during the period while he or she could have exercised an Option under Section 6(h), any Option granted to the Optionee may be exercised, to the extent it had vested at the time of death and subject to the Plan, at any time within 12 months after the Optionee's death, by the executors or administrators of his or her estate or by any person or persons who acquire the Option by will or the laws of descent and distribution, but not beyond the otherwise applicable term of the Option.

      (j)     Disability of Optionee.
              -----------------------
              If an Optionee ceases to be an Employee due to becoming totally and permanently disabled within the meaning of Section 22(e)(3) of the Code, any Option granted to the Optionee may be exercised to the extent it had vested at the time of cessation and, subject to the Plan, at any time within 12 months after the Optionee's termination of employment, but not beyond the otherwise applicable term of the Option.

      (k)     Rights as a Shareholder.
              ------------------------
              An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder of the Corporation with respect to any Shares for which his or her Option is exercisable until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends, ordinary or extraordinary or whether in currency, securities, or other property, distributions, or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9 hereof.

      (l)     Modification, Extension, and Renewal of Options.
              ------------------------------------------------
              Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options for the granting of new Options in substitution therefor. Notwithstanding the preceding sentence, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

      (m)     Other Provisions.
              -----------------
              The stock option agreements authorized under the Plan may contain such other provisions which are not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

7.     $100,000 PER YEAR LIMITATION ON VESTING OF ISOs.
       ------------------------------------------------
       To the extent that the Fair Market Value of Shares (determined for each Share as of the date of grant of the Option covering such Share) subject to Options granted under this Plan (or any other plan of the Corporation or any Affiliate) which are designated as Incentive Stock Options and which become exercisable by an Optionee for the first time during a single calendar year exceeds $100,000, the Option(s) (or portion thereof) covering such Shares shall be recharacterized (to the extent of such excess over $100,000) as a Nonstatutory Stock Option. In determining which Option(s) shall be treated as Nonstatutory Stock Options under the preceding sentence, the Options shall be taken into account in the order granted, with the result that a later granted Option shall be recharacterized as a Nonstatutory Stock Option prior to such recharacterization of a previously granted Option.

8.     TERM OF PLAN.
       ------------
       Options may be granted pursuant to the Plan until ten years following the Effective Date, and all Options which are outstanding on such date shall remain in effect until they are exercised or expire by their terms. The Plan shall expire for all purposes on the date 20 years following the Effective Date.

9.     RECAPITALIZATION, TAKEOVERS, AND LIQUIDATIONS.
       ----------------------------------------------
      (a)     Reorganizations.
              ----------------
              The number of Shares covered by the Plan, as provided in Section
5 hereof, and the number of Shares for which each Option is exercisable shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from the payment of a Common Stock dividend, a stock split, a reverse stock split or any other event which results in an increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation, and the Exercise Price shall be proportionately increased in the event the number of Shares subject to such Option are decreased and shall be proportionately decreased in the event the number of Shares subject to such
Option are increased. For the purposes of this paragraph, conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the
Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
      (b)     Liquidation.
              ------------
              In the event of the dissolution or liquidation of the Corporation, each Option shall terminate immediately prior to the consummation of such action. The Committee shall notify the Optionee not less than fifteen (15)
days prior to the proposed consummation of a pending dissolution or liquidation, and the Option shall be exercisable as to all Shares which are vested prior to expiration until immediately prior to the consummation of such action.
      (c)     Merger.
              -------
              In the event of a merger or acquisition involving an acquisition of the Corporation or an acquisition by the Corporation of another company, the result of which is that the outstanding voting securities of the Corporation do not represent, or are not converted into, a majority of the outstanding voting securities of the surviving corporation, except as otherwise provided in any particular Option agreement, the vesting of all unvested Options shall be accelerated and all options shall be immediately exercisable. Without limiting the generality of the foregoing, in the event of (i) a proposed merger of the Corporation with or into another corporation, as a result of which the Corporation is not the surviving corporation and (ii) the Option is not assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation, then in such case each Option shall terminate immediately prior to the consummation of such transaction. The Committee shall notify the Optionee not less than fifteen (15) days prior to the proposed consummation of such transaction, and the Option shall be exercisable as to all Shares which are subject to the Option until immediately prior to the consummation of such transaction.
      (d)     Determination by Committee.
              ---------------------------
              All adjustments described in this Section 9 shall be made by the Committee, whose determination shall be conclusive and binding on all persons.
      (e)     Limitation on Rights of Optionee.
              ---------------------------------
              Except as expressly provided in this Section 9, no Optionee shall have any rights by reason of any payment of any stock dividend, stock split or reverse stock split or any other increase or decrease in the number of shares of stock of any class, or by reason of any reorganization, consolidation, dissolution, liquidation, merger, exchange, split-up or reverse split-up, or spin-off of assets or stock of another corporation. Any issuance by the Corporation of Shares, Options or securities convertible into Shares or Options shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of the Shares for which an Option is exercisable. Notwithstanding the foregoing, if the Corporation shall enter into a transaction affecting the Corporation's capital stock or distributions to the holders of its capital stock for which a revision in the terms of each Option is not required pursuant to this Section 9, the Committee shall have the right, but not the obligation, to revise the terms of each Option in a manner the Committee, in its sole discretion, deems fair and reasonable given the transaction involved. If necessary or appropriate in connection with such transaction, the Committee may declare that any Option shall terminate as of a date fixed by the Committee and give each Optionee the right to exercise his Option in whole or in part, including exercise as to Shares to which the Option would not otherwise be exercisable.
      (f)     No Restriction on Rights of Corporation.
              ----------------------------------------
              The grant of an Option shall not affect or restrict in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

10     SECURITIES LAW REQUIREMENTS.
       ----------------------------
       The Corporation shall not be under any obligation to issue any Shares upon the exercise of any Option unless and until the Corporation has determined that: (i) it and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and
(iii) all other applicable provisions of state and Federal law have been satisfied.

11.     EXERCISE OF UNVESTED OPTIONS.
        -----------------------------
        The Committee may grant any Optionee the right to exercise any Option prior to the complete vesting of such Option. Without limiting the generality of the foregoing, the Committee may provide that if an Option is exercised prior to having completely vested, the Shares issued upon such exercise shall remain subject to vesting at the same rate as under the Option so exercised and shall be subject to a right, but not an obligation, of repurchase by the Corporation with respect to all unvested Shares if the Optionee ceases to be an Employee for any reason. For the purposes of facilitating the enforcement of any such right of repurchase, at the request of the Committee, the Optionee shall enter into the Joint Escrow Instructions with the Corporation and deliver every certificate for his or her unvested Shares with a stock power executed in blank by the Optionee and by the Optionee's spouse, if required for transfer.

12.     AMENDMENT OF THE PLAN.
        ----------------------
        The Board or the Committee may, from time to time, terminate, suspend or discontinue the Plan, in whole or in part, or revise or amend it in any respect whatsoever including, but not limited to, the adoption of any amendment(s) deemed necessary or advisable to qualify the Options under rules and regulations promulgated by the Securities and Exchange Commission with respect to Employees who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option granted thereunder, without approval of the shareholders of the Corporation, but without the approval of the Corporation's shareholders, no such revision or amendment shall:

     (a) Increase the number of Shares subject to the Plan, other than any increase pursuant to Section 9;
(b) Materially modify the requirements as to eligibility for participation in the Plan;
     (c) Materially increase the benefits accruing to Optionees under the Plan;
     (d)     Extend the term of the Plan; or
     (e)     Amend this Section to defeat its purpose.

     No amendment, termination or modification of the Plan shall affect any Option theretofore granted in any material adverse way without the consent of the Optionee.

13.     APPLICATION OF FUNDS.
        ---------------------
        The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option shall be used for general corporate purposes.

14.      APPROVAL OF SHAREHOLDERS.
         -------------------------
      The Plan shall be subject to approval by the affirmative vote of the holders of a majority of all classes of the outstanding shares present and entitled to vote at the first meeting of shareholders of the Corporation following the adoption of the Plan or by written consent, and in no event later than one (1) year following the Effective Date. Prior to such approval, Options may be granted but shall not be exercisable. Any amendment described in Section 12 (i) to (iv) shall also be subject to approval by the Corporation's Shareholders.

15     WITHHOLDING OF TAXES.
       ---------------------
       In the event the Corporation or a Affiliate determines that it is required to withhold Federal, state, or local taxes in connection with the exercise of an Option or the disposition of Shares issued pursuant to the exercise of an Option, the Optionee or any person succeeding to the rights of the Optionee, as a condition to such exercise or disposition, may be required to make arrangements satisfactory to the Corporation or the Affiliate to enable it to satisfy such withholding requirements.

16.     RIGHTS AS AN EMPLOYEE.
        ----------------------
       Neither the Plan nor any Option granted pursuant thereto shall be construed to give any person the right to remain in the employ of the Corporation or any Affiliate, or to affect the right of the Corporation or any Affiliate to terminate such individual's employment at any time with or without cause. The grant of an Option shall not entitle the Optionee to, or disqualify the Optionee from, participation in the grant of any other Option under the Plan or participation in any other benefit plan maintained by the Corporation or any Affiliate.

17.     DISAVOWAL OF REPRESENTATIONS, UNDERTAKINGS OR CREATION OF IMPLIED
        -----------------------------------------------------------------
        RIGHTS.
        -------
        In adopting and maintaining this Plan and granting options hereunder, neither the Corporation nor any Affiliate makes any representations or undertakings with respect to the initial qualification or treatment of Options under federal or state tax or securities laws. The Corporation and each Affiliate expressly disavows the creation of any rights in Employees, Optionees, or beneficiaries of any obligations on the part of the Corporation, any Affiliate or the Committee, except as expressly provided herein.

18.     INSPECTION OF RECORDS.
        ----------------------
        Copies of the Plan, records reflecting each Optionee's Option, and any other documents and records which an Optionee is entitled by law to inspect shall be open to inspection by the Optionee and his or her duly authorized representative at the office of the Committee at any reasonable business hour.

19      INFORMATION TO OPTIONEES.
        -------------------------
        Each Optionee shall be provided with such information regarding the Corporation as the Committee from time to time deems necessary or appropriate; provided however, that each Optionee shall at all times be provided with such information as is required to be provided from time to time pursuant to applicable regulatory requirements, including, but not limited to, any applicable requirements of the Securities and Exchange Commission, the California Department of Corporations and other state securities agencies.

                                       EXHIBIT 4.2
                         1995 Non-Employee Directors' Stock Option Plan -
                  Amended As Of July 26, 1996, July 18, 1997 And August 7, 1998

                            CALIFORNIA MICRO DEVICES CORPORATION
                       1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                       ----------------------------------------------
                AMENDED AS OF JULY 26, 1996, JULY 18, 1997 AND AUGUST 7, 1998
                -------------------------------------------------------------

1.     PURPOSE.
       --------
       The purpose of the CALIFORNIA MICRO DEVICES CORPORATION Non-Employee Directors' Stock Option Plan (the "Plan") is to secure for the Corporation and its shareholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors (the "Board") of the Corporation who are not employees of the Corporation or any of its subsidiaries.

2.     DEFINITIONS.
       ------------
      (a)     "Board" shall mean the board of directors of the Corporation.
               -----
      (b)     "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ----
      (c)     "Committee" shall mean the committee appointed by the Board to
               ---------
administer the Plan, or if no such committee is appointed, by the Board.
      (d)     "Common Stock" shall mean the voting common stock, of the
Corporation.
               ------------
      (e)     "Corporation" shall mean CALIFORNIA MICRO DEVICES CORPORATION, a
               -----------
California corporation.

      (f)     "Director" shall mean a member of the Board.
               --------
      (g)     "Effective Date" shall mean February 10, 1995.
               --------------
      (h)     "Exercise Price" shall mean the price per Share at which an
Option may
               --------------
be exercised, as determined by the Committee and as specified in the Optionee's stock option agreement.
      (i)     "Fair Market Value" shall mean for any day the average of the
               -----------------
closing bid and asked prices of the Stock in the over-the-counter market, as reported through the National Association of Securities Dealers ("NASD") Automated Quotation System or, if the Stock is listed or admitted to trading on the Nasdaq National Market System or any national securities exchange or if the last reported sale price of such Stock is generally available, the last reported sale price on such system or exchange. The Fair Market Value for any day for which there is no such bid and asked or last reported sales price shall be the Fair Market Value of the next preceding day for which there is such a price.
      (j)     "Non-Employee Director" shall mean a Director who is not an
               ---------------------
employee of the Corporation or any of its subsidiaries.
      (k)     "Option" shall mean an option to purchase Common Stock granted
               ------
pursuant to the Plan.
      (l)     "Optionee" shall mean any person who holds an Option pursuant to
              ---------
the Plan.
      (m)     "Plan" shall mean the CALIFORNIA MICRO DEVICES CORPORATION 1995
               ----
Non-Employee Directors' Stock Option Plan, as it may be amended from time to time.

      (n)     "Purchase Price" shall mean at any particular time the Exercise
              ---------------
Price times the number of Shares for which an Option is being exercised.
      (o)     "Share" shall mean one share of authorized Common Stock.
               -----

3.     ADMINISTRATION.
       ---------------
      (a)     The Committee.
              --------------
              The Plan shall be administered by a Committee which shall consist of not less than three members of the Board.
      (b)     Powers of the Committee.
              ------------------------
              Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion and on behalf of the Corporation shall, subject to the provisions of the Plan, grant Options and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

4.     PARTICIPATION.
       --------------
       Each Non-Employee Director shall be eligible to receive Options in accordance with the Plan. The adoption of this Plan shall not be deemed to give any director any right to be granted an option to purchase Common Stock of the Corporation, except to the extent and upon such terms and conditions are provided herein.

5.     STOCK.
       ------
      (a)     Shares Subject to This Plan.
              ----------------------------
              The aggregate number of Shares which may be issued upon exercise of Options under the Plan shall not exceed Two Hundred and Eighty Thousand (280,000) subject to adjustment pursuant to Section 8 hereof.
      (b)     Options Not to Exceed Shares Available.
              ---------------------------------------
              The number of Shares for which an Option is exercisable at any time shall not exceed the number of Shares remaining available for issuance under the Plan. If any Option expires or is terminated, the number of Shares for which such Option was exercisable may be made exercisable pursuant to other Options under the Plan. The limitations established by this Section 5 shall be subject to adjustment in the manner provided in Section 8 hereof upon the occurrence of an event specified therein.

6.     TERMS AND CONDITIONS OF OPTIONS.
       --------------------------------
      (a)     Stock Option Agreements.
              ------------------------
              Options shall be evidenced by written stock option agreements between the Optionee and the Corporation in such form as the Committee shall from time to time determine. No Option or purported Option shall be a valid and binding obligation of the Corporation unless so evidenced in writing.
      (b)     Number of Shares.
              -----------------
              Each stock option agreement shall state the number of Shares for which the Option is exercisable in accordance with the following and shall provide for the adjustment thereof in accordance with Section 8 hereof.
             (i)     Upon adoption of this Plan by the Board, and subject to
                     the approval of the Plan by the Shareholders of the Corporation in accordance with Section 14 hereof, each Non-Employee Director then in office shall, without further action required, be granted an Option for the purchase of Ten Thousand (10,000) Shares. Each other person appointed or elected to serve as a Non-Employee director during the term of this Plan shall be granted an option for Fifteen Thousand (15,000) Shares upon his or her appointment or election.
            (ii) Subject to the approval of the Plan by the Shareholders of the Corporation in accordance with Section 14 hereof, each year, as of the date of the Annual Meeting of Shareholders of the Corporation, each Non-Employee Director who has been elected or re-elected or who is continuing as a
                     member of the Board as of the adjournment of the Annual Meeting (other than any Non-Employee Director eligible for a grant pursuant to paragraph (b)(i)) shall automatically receive an Option for Ten Thousand
                     (10,000) shares of Common Stock.
      (c)     Vesting.
              --------
              An Optionee may not exercise his or her Option for any Shares until the Non-Employee Director has served one year as a member of the Board since the date the option was granted. An Optionee may exercise the Option as to one fourth of the Shares at the end of the 4th full calendar quarter following the date the Option was granted and as to an additional 1/16th of the Shares at the end of each of the full calendar quarter commencing with the 5th full calendar quarter following the date the Option was granted. The right to exercise the Option shall be cumulative. An Optionee may buy all, or from time to time any part, of the maximum number of shares which are exercisable under the an Option, but in no case may Optionee exercise the Option with regard to a fraction of a share, or for any share for which the Stock Option is not exercisable.
      (d)     Lapse of Options.
              -----------------
             Each stock option agreement shall state the time or times when the Option covered thereby lapses and becomes unexercisable in part or in full. An Option shall lapse on the earliest of the following events (unless otherwise determined by the Committee and reflected in an option agreement):
            (i)      The tenth anniversary of the date of granting the Option;
            (ii)     The first anniversary of the Optionee's death;
            (iii)    The first anniversary of the date the Optionee ceases to
                     be a Director due to total and permanent disability,
                     within the meaning of Section 22(e)(3) of the Code;
            (iv)     Ninety (90) days after the Optionee ceases to be a
                     Director for any reason other than his or her death or total and permanent disability;
             (v)     The date the Optionee files or has filed against him or
                     her a petition in bankruptcy; or
            (vi)     The expiration date specified in an Optionee's stock
                     option agreement.
      (e)     Exercise Price.
              ---------------
            Each stock option agreement shall state the Exercise Price for the Shares for which the Option is exercisable. The Exercise Price of all Options shall be the Fair Market Value of the Shares for which the Option is exercisable, and not less than the par value of the Shares.

      (f)     Medium and Time of Payment.
              ---------------------------
              The Purchase Price shall be payable in full in cash upon the exercise of an Option but the Committee may allow the Optionee to pay the Purchase Price:

            (i) by surrendering Shares in good form for transfer, owned by the Optionee and having a Fair Market Value on the date of exercise equal to the Purchase Price;
           (ii) by delivery of a full recourse promissory note ("Note") made by the Optionee in the amount of the Purchase Price, bearing interest, compounded semiannually, at a rate not less than the rate determined under Section 7872 of the Code to insure that no "unstated interest", as defined in such section will accrue, together with the delivery of a duly executed standard form security agreement securing the Note by a pledge of the Shares purchased; or
          (iii) in any combination of such consideration or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law as long as the sum of the cash so paid, the Fair Market Value of the Shares so surrendered, and the amount of any Note equals the Purchase Price.

           The Committee or a stock option agreement may prescribe requirements with respect to the exercise of Options, including the submission by the Optionee of such forms and documents as the Committee may require and the delivery by the Optionee of cash sufficient to satisfy applicable withholding requirements. The Committee may vary the exercise requirements and procedures from time to time to facilitate, for example, the broker-assisted exercise of Options.

      (g)     Nontransferability of Options.
              ------------------------------
              During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee's conservator or legal representative and shall not be assignable or transferable except pursuant to a qualified domestic relations order as defined by the Code. In the event of the Optionee's death, the Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution.
      (h)     Termination of Directorship Other than by Death or Disability.
              --------------------------------------------------------------
              If an Optionee ceases to be a Director for any reason other than his or her death or disability, the Optionee shall have the right, subject to the provisions of this Section 6, to exercise any Option held by the Optionee at any time within ninety (90) days after his or her termination as a Director, but not beyond the otherwise applicable term of the Option and only to the extent that on such date of termination as a Director the Optionee's right to exercise such Option had vested.
      (i)     Death of Optionee.
              ------------------
              If an Optionee dies while a Director, or after ceasing to be a Director but during the period while he or she could have exercised an Option under Section 6(h) hereof, any Option granted to the Optionee may be exercised, to the extent it had vested at the time of death and subject to the Plan, at any time within twelve (12) months after the Optionee's death, by the executors or administrators of his or her estate or by any person or persons who acquire the Option by will or the laws of descent and distribution, but not beyond the otherwise applicable term of the Option.

      (j)     Disability of Optionee.
              -----------------------
             If an Optionee ceases to be a Director due to becoming totally and permanently disabled within the meaning of Section 22(e)(3) of the Code, any Option granted to the Optionee may be exercised to the extent it had vested at the time of cessation and, subject to the Plan, at any time within twelve (12) months after the termination of Optionee's position as a Director, but not beyond the otherwise applicable term of the Option.

      (k)     Rights as a Shareholder.
              ------------------------
              An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder of the Corporation with respect to any Shares for which his or her Option is exercisable until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends, ordinary or extraordinary or whether in currency, securities, or other property, distributions, or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8 hereof.

      (l)     Other Provisions.
              -----------------
              The stock option agreements authorized under the Plan may contain such other provisions which are not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

7.      TERM OF PLAN.
        -------------
        Options may be granted pursuant to the Plan until ten (10) years following the Effective Date, and all Options which are outstanding on such date shall remain in effect until they are exercised or expire by their terms. The Plan shall expire for all purposes on the date twenty (20) years following the Effective Date.

8.     REORGANIZATIONS.
       ----------------
      (a)     Reorganizations.
              ----------------
             The number of Shares covered by the Plan, as provided in Section 5 hereof, and the number of Shares for which each Option is exercisable shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from the payment of a Common Stock dividend, a stock split, a reverse stock split or any other event which results in an increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation, and the Exercise Price shall be proportionately increased in the event the number of Shares subject to such Option are decreased and shall be proportionately decreased in the event the number of Shares subject to such Option are increased. Adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

      (b)     Liquidation.
              ------------
             In the event of the dissolution or liquidation of the Corporation, each Option shall terminate immediately prior to the consummation of such action. The Committee shall notify the Optionee not less than fifteen (15) days prior to the proposed consummation of a pending dissolution or liquidation, and the Option shall be exercisable as to all Shares which are vested prior to expiration until immediately prior to the consummation of such action.

      (c)     Merger.
              -------
              In the event of a merger or acquisition involving an acquisition of the Corporation or an acquisition by the Corporation of another company, the result of which is that the outstanding voting securities of the Corporation do not represent, or are not converted into, a majority of the outstanding voting securities of the surviving corporation, except as otherwise provided in any particular Option agreement, the vesting of all unvested Options shall be accelerated and all options shall be immediately exercisable. Without limiting the generality of the foregoing, in the event of (i) a proposed merger of the Corporation with or into another corporation, as a result of which the Corporation is not the surviving corporation and (ii) the Option is not assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation, then in such case each Option shall terminate immediately prior to the consummation of such transaction. The Committee shall notify the Optionee not less than fifteen (15) days prior to the proposed consummation of such transaction, and the Option shall be exercisable as to all Shares subject to such Option until immediately prior to the consummation of such transaction.

      (d)     Determination by Committee.
              ---------------------------
              All adjustments described in this Section 8 shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

      (e)     Limitation on Rights of Optionee.
              ---------------------------------
              Except as expressly provided in this Section 8, no Optionee shall have any rights by reason of any payment of any stock dividend, stock split or reverse stock split or any other increase or decrease in the number of shares of stock of any class, or by reason of any reorganization, consolidation, dissolution, liquidation, merger, exchange, split-up or reverse split-up, or spin-off of assets or stock of another corporation. Any issuance by the Corporation of Shares, Options or securities convertible into Shares or Options shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of the Shares for which an Option is exercisable.

      (f)     No Restriction on Rights of Corporation.
              ----------------------------------------
              The grant of an Option shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.


9.     SECURITIES LAW REQUIREMENTS.
       ----------------------------
      (a)     Legality of Issuance.
              ---------------------
              No Share shall be issued upon the exercise of any Option unless and until the Corporation has determined that:
            (i) The Corporation and the Optionee have taken all actions required to exempt the issuance of the Shares from the registration requirements under the Securities Act of 1933, as amended (the "Act"), or the Corporation and the Optionee shall determine that the registration requirements of the Act do not apply to such exercise;
           (ii) Any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and
          (iii) Any other applicable provision of state or Federal law has been satisfied.
      (b)     Restrictions on Transfer; Representations of Optionee; Legends.
              ---------------------------------------------------------------
              Regardless of whether the offering and sale of Shares has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge, or other transfer of such Shares, including the placement of appropriate legends on stock certificates, if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. If the sale of Shares is not registered under the Act and the Corporation shall determine that the registration requirements of the Act apply to such sale, but an exemption is available which requires an investment representation or other representation, the Optionee shall be required, as a condition to purchasing Shares by exercise of his or her Option, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Act, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired pursuant to an unregistered transaction to which the Act applies shall bear such restrictive legends as are required or deemed advisable under the Plan or the provisions of any applicable law.  Any determination by the Corporation and its counsel in connection with any of the matters set forth in this section shall be conclusive and binding on all persons.
      (c)     Registration or Qualification of Securities.
              --------------------------------------------
              The Corporation may, but shall not be obligated to, register or qualify the sale of Shares under the Act or any other applicable law.
      (d)     Exchange of Certificates.
              -------------------------
              If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing Shares sold hereunder is no longer required, the Optionee or the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

10.     AMENDMENT OF THE PLAN.
        ----------------------
      The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable including, but not limited to amendments necessary to qualify for any exemption or to comply with applicable law or regulations, provided, however, that except as provided in Section 8, the Board may not, without further approval by the shareholders of the Corporation, materially increase the number of shares of Common Stock as to which Options may be granted under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements as to eligibility for Participants in the Plan. No amendment of the Plan shall materially and adversely affect any right of any Optionee with respect to any Option theretofore granted without such Optionee's written consent. The Plan may not be amended more frequently than once every six months with respect to the number of shares subject to Options granted to members of the Board of Directors, the timing of such Option grants and the determination of the exercise price of such Options other than to comport with changes in the Code, the Employee Retirement Security Act, or the rules thereunder. Notwithstanding anything to the contrary contained herein, this Plan shall not be amended except in accordance with the provisions of Rule 16b-3(c) under the Securities Exchange Act of 1934, as amended, or any successor rule thereto.

11.     APPLICATION OF FUNDS.
        ---------------------
       The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option shall be used for general corporate purposes.

12.     APPROVAL OF SHAREHOLDERS.
        -------------------------
       The Plan shall be subject to approval by the affirmative vote of the holders of a majority of all classes of the outstanding shares present and entitled to vote at the first meeting of shareholders of the Corporation following the adoption of the Plan, and in no event later than one (1) year following the Effective Date. Prior to such approval, Options may be granted but shall not be exercisable.

13.     WITHHOLDING OF TAXES.
        ---------------------
        In the event the Corporation or a Subsidiary determines that it is required to withhold Federal, state, or local taxes in connection with the exercise of an Option or the disposition of Shares issued pursuant to the exercise of an Option, the Optionee or any person succeeding to the rights of the Optionee, as a condition to such exercise or disposition, may be required to make arrangements satisfactory to the Corporation or the Subsidiary to enable it to satisfy such withholding requirements.


14.     RIGHTS AS A DIRECTOR.
        ---------------------
      Neither the Plan nor any Option granted pursuant thereto shall be construed to give any person the right to remain as a Director of the Corporation or any Subsidiary.

                                        Exhibit 4.3

                        1995 Employee Stock Purchase Plan - Amended As Of
                                 July 18, 1997 and August 7, 1998


                             CALIFORNIA MICRO DEVICES CORPORATION
                          1995 EMPLOYEE STOCK PURCHASE PLAN AS AMENDED
                          --------------------------------------------
                               JULY 18, 1997 AND AUGUST 7, 1998
                               --------------------------------

1.     PURPOSE.
       --------
       The purpose of this Plan is to provide an opportunity for Employees of California Micro Devices Corporation (the "Corporation") and its Designated Subsidiaries, to purchase Common Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation.
It is the intention of the Corporation that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and the Plan shall be construed in accordance with this intention.

2.     DEFINITIONS.
       -------------
      (a)     "Board" shall mean the Board of Directors of the Corporation.
              -------
      (b)     "Code" shall mean the Internal Revenue Code of 1986, as amended.
              ------
      (c)     "Committee" shall mean the committee appointed by the Board in
              -----------
accordance with Section 12 of the Plan.
      (d)     "Common Stock" shall mean the Common Stock of the Corporation, or
              --------------
any stock into which such Common Stock may be converted.
      (e)     "Compensation" shall mean an Employee's wages or salary and other
              --------------
amounts payable to an Employee on account of personal services rendered by the Employee to the Corporation or a Designated Subsidiary and which are reportable as wages or other compensation on the Employee's Form W-2, plus pre-tax contributions of the Employee under a cash or deferred arrangement (401(k) plan) or cafeteria plan maintained by the Corporation or a Designated Subsidiary, but excluding, however, (1) non-cash fringe benefits, (2) special payments as determined by the Committee (e.g., moving expenses, unused vacation, severance pay), (3) income from the exercise of stock options or other stock purchases and (4) any other items of Compensation as determined by the Committee.

      (f)     "Corporation" shall mean California Micro Devices Corporation, a
              -------------
California corporation.
      (g)     "Designated Subsidiary" shall mean a Subsidiary which has been
              -----------------------
designated by the Board as eligible to participate in the Plan.
      (h)     "Employee" shall mean an individual employed (within the meaning
              ----------
of Code section 3401(c) and the regulations thereunder) by the Corporation or a Designated Subsidiary.
      (i)     "Entry Date" shall mean the first day of each Option Period.  The
              ------------
first Entry Date shall be such date as is determined by the Committee.
      (j) "Exercise Date" shall mean the last business day of each Exercise Period.
      (k)     "Exercise Period" shall mean a six-month or other period as
              -----------------
determined by the Committee. The first Exercise Period during an Option Period shall commence on the first day of such Option Period.

Subsequent Exercise Periods, if any, shall run consecutively after the termination of the preceding Exercise Period. The last Exercise Period in an Option Period shall terminate on the last day of such Option Period.

     (l) "Fair Market Value" shall mean the value of one (1) share of Common Stock on the relevant date, determined as follows:
                (i) If the shares are traded on an exchange or on the Nasdaq Stock Market, the reported "closing price"
                        on the next preceding trading day (provided that in
                        the case of the first Entry Date, the Fair Market
                        Value shall be the initial price to the public in
                        the Company's initial public offering);
               (ii) If the shares are traded over-the-counter on the NASDAQ System (other than on the Nasdaq Stock Market), the mean between the bid and the ask prices on said System at the close of business on the next preceding trading day (provided that in the case of the first Entry Date, the Fair Market Value shall be the initial price to the public in the Company's initial public offering); and
              (iii) If neither (1) nor (2) applies, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.
      (m)     "Option Period" shall mean a period of up to twenty-seven (27)
              ---------------
months as determined by the Committee.
      (n)     "Participant" shall mean a participant in the Plan as described
              -------------
in Section 4 of the Plan.
      (o)      "Plan" shall mean this employee stock purchase plan.
               ------
      (p)     "Subsidiary" shall mean any corporation (other than the
              ------------
Corporation) in an unbroken chain of corporations beginning with the Corporation, as described in Code section 424(f).

3.     ELIGIBILITY.
       ------------
       Any Employee regularly employed on a full-time basis by the Corporation or by any Designated Subsidiary on an Entry Date shall be eligible to participate in the Plan with respect to the Option Period commencing on such Entry Date, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (e.g., one pay period) prior to an Entry Date to be eligible to participate with respect to that Entry Date. An Employee shall be considered employed on a full-time basis unless his or her customary employment is less than 20 hours per week or five months per year. No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of section 424(d) of the Code), shares of stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Corporation, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Code section 423(b)(5). The Committee may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws.

4.     PARTICIPATION.
       --------------
      4.1 An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by filing, on a date prescribed by the Committee prior to an applicable Entry Date, a completed payroll deduction authorization and Plan enrollment form provided by the Corporation. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee's Compensation, not to exceed fifteen percent (15%) of the Employee's Compensation, or such lesser percentage as specified by the Committee as applied to an Entry Date or Option Period. All payroll deductions may be held by the Corporation and commingled with its other corporate funds. No interest shall be paid or credited to the Participant with respect to such payroll deductions except where required by local law as determined by the Committee. A separate bookkeeping account for each Participant shall be maintained by the Corporation under the Plan and the amount of each Participant's payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account.

      4.2 Under procedures established by the Committee, a Participant may suspend or discontinue participation in the Plan or may reduce the rate of his or her payroll deductions at any time during an Offering Period by completing and filing a new payroll deduction authorization and Plan enrollment form with the Corporation, provided that the Committee may, in its discretion, impose restrictions on a Participant's ability to change the rate of payroll deductions. A Participant may increase his or her rate of payroll deductions only effective on an Entry Date by filing a new payroll deduction authorization and Plan enrollment form. If a new payroll deduction authorization and Plan enrollment form is not filed with the Corporation, the rate of payroll deductions shall continue at the originally elected rate throughout the Option Period unless the Committee determines to change the permissible rate.

      If a Participant suspends participation during an Exercise Period, his or her accumulated payroll deductions will remain in the Plan for purchase of shares as specified in Section 6 on the following Exercise Date, but the Participant will not again participate until he or she completes a new payroll deduction authorization and Plan enrollment form. The Committee may establish rules limiting the frequency with which Participants may suspend and resume payroll deductions under the Plan and may impose a waiting period on Participants wishing to resume suspended payroll deductions. If a Participant discontinues participation in the Plan, the amount credited to the Participant's individual account shall be paid to the Participant without interest (except where required by local law). In the event any Participant terminates employment with the Corporation or any Subsidiary for any reason (including death) prior to the expiration of an Option Period, the Participant's participation in the Plan shall terminate and all amounts credited to the Participant's account shall be paid to the Participant or the Participant's estate without interest (except where required by local law). Whether a termination of employment has occurred shall be determined by the Committee. The Committee may also establish rules regarding when leaves of absence or change of employment status (e.g., from full-time to part-time) will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Corporation and its Subsidiaries.

      In the event of a Participant's death, any accumulated payroll deductions will be paid, without interest, to the estate of the Participant.

5.     OFFERING.
       ---------
       5.1 The maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be Four Hundred Sixty Thousand (460,000) shares.
The Committee may designate any amount of available shares for offering for any Option Period determined pursuant to Section 5.2.

       5.2 Each Option Period, Entry Date and Exercise Period shall be determined by the Committee. The Committee shall have the power to change the duration of future Option Periods or future Exercise Periods, and to determine whether or not to have overlapping Option Periods, with respect to any prospective offering, without shareholder or Board approval.

      5.3 With respect to each Option Period, each eligible Employee who has elected to participate as provided in Section 4.1 shall be granted an option to purchase that number of shares of Common Stock which may be purchased with the payroll deductions accumulated on behalf of such Employee (assuming payroll deductions at a rate of 15% of Compensation) during each Exercise Period within such Option Period at the purchase price specified in Section 5.4 below; provided, however, (1) in no event shall the Employee be entitled to accrue rights to purchase shares under the Plan (and all other employee stock purchase plans, as defined in Code section 423, of the Corporation and its subsidiaries) at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for any calendar year in which such option is outstanding at any time, and (2) the maximum shares subject to any option shall in no event exceed 10,000.

      5.4 The option price under each option shall be the lower of: (i) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Entry Date on which an option is granted, or (ii) eighty-five percent (85%) of the Fair Market Value on the Exercise Date on which the Common Stock is purchased.

      5.5 If the total number of shares of Common Stock for which options granted under the Plan are exercisable exceeds the maximum number of shares offered on any Entry Date, the number of shares which may be purchased under options granted on the Entry Date shall be reduced on a pro rata basis in as nearly a uniform manner as shall be practicable and equitable. In this event, payroll deductions shall also be reduced or refunded accordingly. If an Employee's payroll deductions during any Exercise Period exceeds the purchase price for the maximum number of shares permitted to be purchased under Section 5.3, the excess shall be refunded to the Participant without interest (except where otherwise required by local law).

      5.6 In the event that the Fair Market Value of the Corporation's Common Stock is lower on the first day of an Exercise Period within an Option Period (subsequent "Reassessment Date") than it was on Entry Date for such Option Period, all Employees participating in the Plan on the Reassessment Date shall be deemed to have relinquished the unexercised portion of the option granted on the Entry Date and to have enrolled in and received a new option commencing on such Reassessment Date, unless the Committee has determined not to permit overlapping Option Periods or to restrict such transfers to lower price Option Periods.

6.     PURCHASE OF STOCK.
       ------------------
      Upon the expiration of each Exercise Period, a Participant's option shall be exercised automatically for the purchase of that number of full shares of Common Stock which the accumulated payroll deductions credited to the Participant's account at that time shall purchase at the applicable price specified in Section 5.4.

7.     PAYMENT AND DELIVERY.
       ---------------------
       Upon the exercise of an option, the Corporation shall deliver to the Participant the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant's account not used for the purchase.
The Committee may permit or require that shares be deposited directly with a broker designated by the Participant (or a broker selected by the Committee), and the Committee may utilize electronic or automated methods of share transfer. To the extent the unused cash balance represents a fractional share, the unused cash balance credited to the Participant's account shall be carried over to the next Exercise Period, if the Participant is also a Participant in the Plan at that time or refunded to the Participant, as determined by the Committee. The Corporation shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other stockholder rights with respect to shares subject to any option granted under the Plan until the option has been exercised and shares issued.

8.     RECAPITALIZATION.
       -----------------
       If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the share limit of Section 5.3 and the maximum number of shares specified in Section 5.1 shall be proportionately increased or decreased, the terms relating to the purchase price with respect to the option shall be appropriately adjusted by the Committee, and the Committee shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

     The Committee, if it so determines in the exercise of its sole discretion, also may adjust the number of shares specified in Section 5.1, as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares subject to any individual option, in the event the Corporation effects one or more reorganizations, recapitalizations, spin-offs, split-ups, rights offerings or reductions of shares of its outstanding Common Stock.

      The Committee's determinations under this Section 8 shall be conclusive and binding on all parties.

9.     MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS.
       ----------------------------------------------------
       In the event of the proposed liquidation or dissolution of the Corporation, the Option Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Committee in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

       In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, then in the sole discretion of the Committee,
(1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Committee on or before the date of consummation of such merger, consolidation or sale shall be treated as an Exercise Date, and all outstanding options shall be deemed exercisable on such date or (3) all outstanding options shall terminate and the accumulated payroll deductions shall be returned to the Participants.

10.     TRANSFERABILITY.
        ----------------
        Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code, such act shall be treated as an election by the participant to discontinue participation in the Plan pursuant to Section 4.2.

11.     AMENDMENT OR TERMINATION OF THE PLAN.
        -------------------------------------
        11.1 The Plan shall continue until February 9, 2005, unless previously terminated in accordance with Section 11.2.

        11.2 The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the stockholders, no such revision or amendment shall:
                (a) materially increase the number of shares subject to the Plan other than an adjustment under Section 8 of the Plan;
                (b) materially modify the requirements as to eligibility for participation in the Plan;
                (c) materially increase the benefits accruing to Participants;
                (d) reduce the purchase price specified in Section 5.4, except as specified in Section 8;
                (e) extend the term of the Plan beyond the date specified in Section 11.1; or
                (f)     amend this Section 11.2 to defeat its purpose.

12.     ADMINISTRATION.
        ---------------
     The Plan shall be administered by a Committee which shall consist of at least three members appointed by the Board. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection with administration of the Plan as it deems necessary or advisable. Decisions of the Committee shall be made by a majority of its members and shall be final and binding upon all participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The

Corporation shall pay all expenses incurred in the administration of the Plan. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

13.     COMMITTEE RULES FOR FOREIGN JURISDICTIONS.
        ------------------------------------------
        The Committee may adopt rules or procedures relating to the operation and administration of the Plan in non-United States jurisdictions to accommodate the specific requirements of local laws and procedures.
Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements.

14.     SECURITIES LAWS REQUIREMENTS.
        -----------------------------
        The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state and federal law have been satisfied.

15.     GOVERNMENTAL REGULATIONS.
        -------------------------
        This Plan and the Corporation's obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

16.     NO ENLARGEMENT OF EMPLOYEE RIGHTS.
        ----------------------------------
        Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Corporation or any Designated Subsidiary or to interfere with the right of the Corporation or Designated Subsidiary to discharge any Employee at any time.

17.     GOVERNING LAW.
        --------------
        This Plan shall be governed by California law, but shall be interpreted to be consistent with the requirements of any employee stock purchase plan under Code section 423.

18.      EFFECTIVE DATE.
        ---------------
        This Plan shall be effective February 10, 1995, subject to approval of the shareholders of the Corporation within 12 months of its adoption by the Board of Directors.

                                 EXHIBIT 24.1


                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Wade Meyercord does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 500,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on September 30, 1998.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.

                                             /s/ Wade Meyercord
                                             ------------------
                                             Wade Meyercord

Dated: August 10, 1998

                                 POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Angel G. Jordan does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 500,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on September 30, 1998.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.

                                             /s/ Angel G. Jordan
                                             ------------------
                                             Angel G. Jordan

Dated: August 10, 1998

                                  POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Donald Waite does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 500,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on September 30, 1998.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.

                                        /s/ Donald Waite
                                       ------------------
                                        Donald Waite

Dated: August 10, 1998

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Stuart Schube does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 500,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on September 30, 1998.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.

                                        /s/ Stuart Schube
                                        ------------------
                                        Stuart Schube

Dated: August 10, 1998

                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, John Sprague does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 500,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on September 30, 1998.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.


                                        /s/ John Sprague
                                        ------------------
                                        John Sprague

Dated: August 10, 1998

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, J. Daniel McCranie does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 500,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on September 30, 1998.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.


                                        /s/ J. Daniel McCranie
                                        ----------------------
                                        J. Daniel McCranie

Dated: August 10, 1998